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EXHIBIT 99.2

INVESTMENT AGREEMENT

INVESTMENT AGREEMENT (this “Agreement”), dated as of April 3, 2006, between NTL Incorporated, a Delaware corporation formerly known as Telewest Global, Inc. (the “Company”), each of the parties from time to time specified on Exhibit A, including, for the avoidance of doubt, each Permitted Transferee (each, a “Holder,” and collectively, the “Holders”), and, for purposes of Article IV, Article VII, and Article VIII only, Sir Richard Branson (“Branson”), who shall be deemed to be a Holder for purposes of those Articles.

WHEREAS, pursuant to a transaction with the Company (the “Transaction”), each Holder will receive, among other consideration, the aggregate number of shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) set forth next to a Holder’s name on Exhibit A;

WHEREAS, the parties have determined to enter into this Agreement to govern their relationships subsequent to the closing of the Transaction;

NOW, THEREFORE, in consideration of the foregoing premises and of the covenants and agreements set forth herein, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

Definitions

The following terms have the following respective meanings:

“Agreement” has the meaning set forth in the preamble.

“Affiliate” means, (i) with respect to any Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, and (ii) with respect to any individual, shall also mean the spouse, child, grandchild or other relative of such individual or any relative of such spouse, or a trust established for the benefit of any of them. For purposes of this definition, “control” means the power to direct or cause the direction of the management and policies (including investment policies, such as the voting, acquisition or disposition of securities) of such Person, directly or indirectly, whether through the Beneficial Ownership of voting securities, by contract or otherwise.

“Associate” means, with respect to any Person: (A)(i) any corporation or organization of which such Person is an officer or partner or is, directly or indirectly, the beneficial owner of 10 percent or more of any class of equity securities, (ii) any trust or other estate in which such Person has a beneficial interest or as to which such Person serves as trustee or in a similar fiduciary capacity or, if the Person is a trust or estate, any beneficiary of the trust or estate, and (iii) any spouse, child, grandchild or other relative of such Person, or any relative of such spouse, or a trust established for the benefit of any of them; and (B) if any Person is an

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“Associate” under (A) above and is an individual, “Associate” shall include any spouse, child, grandchild or other relative of that individual or his or her spouse, or a trust established for the benefit of any of them.

“Beneficially Own” has the meaning set forth in Section 2.3. “Beneficial Owner” means a person who Beneficially Owns securities. “Beneficial Ownership” refers to a person’s status of being a Beneficial Owner of securities.

“Board of Directors” means the board of directors of the Company.

“Business Combination Transaction” means a tender offer for Voting Securities of, merger or consolidation with, or sale of any significant business of, the Company, or any similar transaction.

“Bylaws” means the bylaws of the Company, as amended and in effect on the date of this Agreement.

“Certificate of Incorporation” means the Certificate of Incorporation of the Company, as amended and in effect on the date of this Agreement.

“Claims” has the meaning set forth in Section 5.9.

“Closing Date” means the closing date of the Transaction.

“Common Stock” has the meaning set forth in the second recital.

“Common Stock Equivalents” means all options, warrants and other securities convertible into, or exchangeable or exercisable for (at any time or upon the occurrence of any event or contingency and without regard to any vesting or other conditions to which such securities may be subject) Common Stock.

“Company” has the meaning set forth in the preamble;

“Demand Exercise Notice” has the meaning set forth in Section 5.1.

“Demand Registration Requests” has the meaning set forth in Section 5.1.

“Demand Registrations” has the meaning set forth in Section 5.1.

“Disposal” means (i) offer, sell, contract to sell, announce the intention to sell, pledge, grant any option to purchase, lend, make any short sale or otherwise transfer or dispose of, directly or indirectly, any Common Stock or rights therein (including voting), other than in connection with a bona fide pledge to a commercial bank to secure borrowings in the ordinary course of the Holder’s business whereby the Holder retains all voting rights prior to default or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the incidents of Beneficial Ownership of Common Stock.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

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“Expenses” means any and all fees and expenses incurred in connection with the Company’s performance of or compliance with Article 6, including, without limitation: (i) SEC, stock exchange or NASD registration and filing fees and all listing fees and fees with respect to the inclusion of securities on any securities market on which the Common Stock is listed or quoted, (ii) fees and expenses of compliance with state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including without limitation, reasonable fees and expenses of blue sky counsel, (iii) printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any road show, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration, the fees and disbursements (which shall not exceed $25,000) of one counsel for the selling Holder(s) (selected by the Majority Participating Holders), (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or “cold comfort” letter) and fees and expenses of other persons, including special experts, retained by the Company, (ix) fees and expenses payable to a Qualified Independent Underwriter (as such term is defined in Schedule E to the By-Laws of the NASD) and (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers of securities.

“Holder” has the meaning set forth in the preamble.

“Holder Controlling Persons” has the meaning set forth in the preamble.

“Information Request” has the meaning set forth in Section 8.4.

“Initial Holding” means 34,260,959 shares of Common Stock (as the same may be adjusted from time to time as a result of any stock dividend, stock split, reverse stock split or other combination of shares or any reclassification, recapitalization, merger, consolidation or other reorganization).

“Initiating Holders” has the meaning set forth in Section 5.1.

“Licence Agreement Side Letter” means that letter agreement dated the date hereof between Virgin Enterprises Limited and the Company.

“Majority Holders” means Holders holding more than 50% of the Registrable Securities at any time.

“Majority Participating Holders” means Participating Holders holding more than 50% of the Registrable Securities proposed to be included in any offering of Registrable Securities by such Participating Holders pursuant to Article V.

“NASD” has the meaning set forth in Section 5.4.

“Participating Holders” has the meaning set forth in Section 5.1.

“Permitted Transferee” has the meaning set forth in Section 8.2.

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“Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

“Piggyback Rights” has the meaning set forth in Section 5.1.

“Piggyback Shares” has the meaning set forth in Section 5.3.

“Postponement Period” has the meaning set forth in Section 5.1.

“Registrable Securities” means any shares of Common Stock issued in the Transaction to the Holders or acquired by any Holder in accordance with Section 4.1(a), or in exchange for or with respect to such Common Stock by way of stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, or (B) such securities shall be capable of being sold without restriction in accordance with Rule 144(k) under the Securities Act or shall have been sold pursuant to Rule 144 (or any successor provision).

“Related Person” means with respect to any Person, its Affiliates and Associates.

“SEC” means the Securities and Exchange Commission.

“Section 5.3(a) Sale Number” has the meaning set forth in Section 5.3.

“Securities Act” means the Securities Act of 1933, as amended.

“Shelf Registration” has the meaning set forth in Section 6.2.

“Shelf Registration Statement” has the meaning set forth in Section 6.2.

“Third Party” means any Person other the Holders and their respective Affiliates.

“Third Party Offer” means any bona fide offer to enter into a Business Combination Transaction by any Third Party.

“Transaction” has the meaning set forth in the first recital.

“Valid Business Reason” has the meaning set forth in Section 6.1.

“Virgin Mobile” means Virgin Mobile Holdings (UK) plc.

“Voting Securities” means securities of the Company, including the Common Stock, with the power to vote with respect to the elections of directors of the Company and all securities convertible into or exchangeable for such securities.

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“2008 Annual Meeting Date” means the date in 2008 on which the Company’s regular annual meeting (including any adjournment thereof) takes place, provided that, should such date be later than June 30, 2008, references herein to the Annual Meeting Date shall refer to June 30, 2008.

ARTICLE II

Representations

2.1 Representations of the Company.

The Company represents to each Holder as of the date hereof and as of the Closing Date that:

(i) the Company has the full legal right, power and authority to enter into and perform this Agreement;

(ii) the execution and delivery of this Agreement by the Company has been duly authorized by the Company;

(iii) this Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, provided that the enforcement of the rights and remedies created hereby may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law); and (iv) the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, dead of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) the Certificate of Incorporation or Bylaws or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their respective properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by the Company of the transaction contemplated by this Agreement.

2.2. Representations of the Holders.

Each Holder represents to the Company, severally and not jointly, as of the date hereof and as of the Closing Date that:

(a) such Holder has the full legal right, power and authority, and, if such Holder is an individual, the legal capacity, to enter into and perform this Agreement;

(b) the execution and delivery of this Agreement by such Holder has been duly authorized by such Holder;

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(c) this Agreement constitutes the legal, valid and binding obligation of such Holder enforceable against such Holder in accordance with its terms, provided that the enforcement of the rights and remedies created hereby may be limited by (a) bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law);

(d) such Holder does not have any agreements, arrangements or understandings with any person or entity regarding any of the matters prohibited by Articles 3 and 4 other than this Agreement, and compliance by such Holder with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, dead of trust, loan agreement or other agreement or instrument to which such Holder or any of its subsidiaries is a party or by which such Holder or any of its subsidiaries is bound or to which any of the property or assets of such Holder or any of its subsidiaries is subject, (B) if such Holder is an entity, its constituent documents or agreements or (C) any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over such Holder or any of its subsidiaries or any of their properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the consummation by such Holder of the transaction contemplated by this Agreement.;

(e) after giving effect to the Transaction, such Holder will Beneficially Own (with “Beneficially Own” having the meanings given to such term in Rule 13d-3 under, or Section 16(b) of, the Exchange Act (as such rule and section are currently in effect)), as of the Closing Date, only those shares of Common Stock listed on Annex I opposite such Holder’s name; and

(f) neither such Holder nor any Affiliate or Associate of such Holder Beneficially Owns (nor does such Holder or any such Affiliate or Associate have any intention to become the Beneficial Owner of) any Common Stock or rights or interests in Common Stock other than as set forth in clause (e) above or as may be acquired after the date hereof in accordance with Section 4.1 (a).

ARTICLE III

Lock-Up

3.1. Lock-Up Provisions. Each Holder agrees, subject to sections 4.1 and 8.2, with respect to the Common Stock received pursuant to the Transaction (including for purposes of this Article any securities received in exchange for or in respect of such Common Stock by way of stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization):

(a) from the Closing Date until the date that is three months after the Closing Date, such Holder will not make any Disposal;

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(b) from the date that is three months after the Closing Date until the day prior to the date that is six months after the Closing Date, such Holder will not make any Disposal, except for Disposals in the aggregate that are equal to or less than 12.5% of the Initial Holding;

(c) from the date that is six months after the Closing Date until the day prior to the date that is nine months after the Closing Date, such Holder will not make any Disposal, except for Disposals in the aggregate (including cumulatively such Disposals as have been made under subsection (b) above) that are equal to or less than 25% of the Initial Holding;

(d) from the date that is nine months after the Closing Date until the day prior to the date that is twelve months after the Closing Date, such Holder will not make any Disposal, except for Disposals in the aggregate (including cumulatively such Disposals as have been made under subsections (b) and (c) above) that are equal to or less than 37.5% of the Initial Holding;

(e) from the date that is twelve months after the Closing Date until the day prior to the date that is fifteen months after the Closing Date, such Holder will not make any Disposal, except for Disposals in the aggregate (including cumulatively such Disposals as have been made under subsections (b), (c) and (d) above) that are equal to or less than 50% of the Initial Holding;

(f) from the date that is fifteen months after the Closing Date until the day prior to date that is eighteen months after the Closing Date, such Holder will not make any Disposal, except for Disposals in the aggregate (including cumulatively such Disposals as have been made under subsections (b), (c), (d) and (e) above) that are equal to or less than 75% of the Initial Holding;

(g) from the date that is eighteen months after the Closing Date, such Holder may make any Disposals provided that such sales must be either (i) made pursuant to Rule 144 to the extent applicable, or (ii) pursuant to Article V hereof; and

(h) to make Disposals only in a manner consistent with the maintenance of an orderly market for the Common Stock and seeking to avoid any adverse effect on the trading price of the Common Stock.

For the avoidance of doubt, to the extent a hedging transaction is a Disposal, once the hedge is closed out the Disposal will be treated as if it had never taken place for purposes of the cumulative Disposals permitted under this Section 3.1

3.2 Termination. The provisions of Section 3.1 shall not apply in respect of Disposals made in any Business Combination Transaction approved by the Board of Directors.

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ARTICLE IV

Conduct

4.1. Conduct of Holders. Until after the 2008 Annual Meeting Date, each Holder will not, and will cause each of its Related Persons not to, either alone or as part of a “group” (as such term is used in Section 13d-5 (as such rule is currently in effect) of the Exchange Act), directly or indirectly:

(a) acquire or seek to acquire, by purchase or otherwise, Beneficial Ownership of, (A) any Voting Securities, including, without limitation, any capital stock of the Company, or direct or indirect rights (including convertible securities) or options to acquire such ownership (collectively, “Securities”), other than Permitted Securities (as defined below), if immediately after any such acquisition, the Holder and Related Persons would Beneficially Own Voting Securities representing more than 15% of the then outstanding Voting Securities, or direct or indirect rights or options to acquire such ownership. For purposes of this clause (a), “Permitted Securities” shall mean (i) Securities received as a result of stock dividends, stock reclassifications or other distributions or offerings made available by the Company on a pro rata basis to the holders of its Common Stock generally, and (ii) indirect investments in Securities by any Holder in the ordinary course of business held in mutual funds or index funds in which the Holder and Related Persons own or would own in the aggregate less than 10% of the outstanding equity interest;

(b) make any Disposal of Common Stock to any person or “group” (as used in this Section 4.1) that, at the time of such Disposal or immediately following it, Beneficially Owns Voting Securities of the Company representing 1% or more of the outstanding Voting Securities of the Company; provided, however, that this provision shall not prevent (i) regular-way trades on a recognized securities exchange where purchases are unsolicited and the identity of the purchaser is unknown or (ii) the Disposal of Common Stock to a global investment bank with annual total revenues in excess of $10 billion (as measured for fiscal year 2005) for the purpose of resale so long as such investment bank agrees: (x) that it will not knowingly (after informal inquiry as to whether the proposed purchaser is affiliated with, or part of a “group” with, any other proposed purchaser but without any obligation to seek any formal confirmation or representation) sell shares representing more than 1% of the outstanding Common Stock to any person or “group” (as used in this Section 4.1); and (y) that, for so long as it and its Affiliates Beneficially Own 3% or more of the outstanding Common Stock, it will vote the Common Stock so acquired in accordance with the requirements of Section 4.2 hereof as if it were a Holder;

(c) offer, seek or propose to enter into any Business Combination Transaction, or including, without limitation, acquisition (in whole or in part) of the business carried on by Virgin Mobile or any successor to that business; provided, however, that if the Board of Directors of the Company determines to explore a sale (in whole or in part) of the business carried on by Virgin Mobile, the Holder or any Related Person may participate in the sale process if: (i) the Holder and the Related Persons agree with the Company to comply with the restrictions generally applicable to participants and if the Board, in its reasonable discretion, considers such

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participation to be consistent with its fiduciary duties, and (ii) the Business Combination Transaction is limited to the business of Virgin Mobile or any successor to that business;

(d) make, or in any way participate, directly or indirectly, in any “solicitation” of “proxies” (as such terms are defined or used in Regulation 14A under the Exchange Act), including involving the election of directors, or seek to advise or influence any person or entity with respect to the voting of, any securities of the Company or indebtedness of the Company; provided, however, that, subject to the restrictions set forth in Section 4.2, the Holder or any Related Person may enter into an agreement or arrangement with respect to the voting of its Voting Securities, but not otherwise engage in any of the activities restricted by this subparagraph (d);

(e) initiate or propose any stockholder proposals for submission to a vote of stockholders, whether by action at a stockholder meeting or by written consent, with respect to the Company, or, except as provided in the Licence Agreement Side Letter, propose any person for election to the Board of Directors, or propose the removal of any member of the Board of Directors;

(f) disclose to any third party, or make any filing under the Exchange Act, including under Section 13(d) and Schedule 13D, disclosing any intention, plan or arrangement inconsistent with the foregoing;

(g) publicly oppose any duly authorized action or recommendation of the Board of Directors (including nominees to the Board of Directors), provided that this subparagraph (g) shall not restrict the ability of the Holder or any Related Person to vote Voting Securities owned by it as permitted under Section 4.2 and to make only those disclosures, if any, in respect of this voting required by the Exchange Act;

(h) enter into any discussions or understandings with any third party with respect to any of the foregoing;

(i) advise, assist or encourage others with respect to any of the foregoing;

(j) make any public announcement with respect to any of the foregoing except as required by the Exchange Act, in respect of actions permitted under this Article IV; or

(k) request a waiver of any of the provisions of this Article IV from the Board of Directors,

unless in each case specifically authorized in writing in advance by the Company, which written authorization shall be duly authorized by the Board of Directors (it being agreed that each such Holder will not, and will cause its Related Persons not to, seek to have the Company or any of the Company’s officers, directors, representatives, trustees, employees, attorneys, advisors, agents, and Related Persons make any request for a waiver of any of the foregoing).

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For purposes of this Section 4.1, references to the “Company” shall be construed to include subsidiaries and other persons directly or indirectly controlled by the Company.

4.2. Voting. Until after the 2008 Annual Meeting Date, with respect to each matter submitted to the stockholders of the Company for a vote, whether at a meeting or pursuant to any consent of stockholders of the Company, where such matter relates to: (a) any proposed amendment to the Articles or Bylaws of the Company, (b) any proposal that relates to, or could facilitate, a change of control of the Company, including a Business Combination Transaction, as reasonably determined by the Board of Directors, or (c) the election of Directors of the Company, each Holder agrees to, and agrees to cause its Related Persons to vote (whether by proxy or otherwise) all Voting Securities Beneficially Owned by such Holder, at its option, either (i) pro rata in proportion to the votes cast by the other stockholders or (ii) in support of actions recommended by the Board of Directors or, when there is no such recommendation, in opposition to any action proposed by other stockholders or debtholders, as the case may be; provided, however, that nothing in this Article IV shall prohibit a Holder from (A) voting any Voting Securities against a Business Combination Transaction or (B) refusing to tender any Voting Securities in connection with a Business Combination Transaction. Each Holder agrees to be present in person or by proxy at all stockholder meetings of the Company so that its voting securities may be counted for the purpose of determining the presence of a quorum at such meetings.

ARTICLE V

Registration Rights

5.1. Demand Registrations.

(a) (i) Subject to Sections 5.1(b) and 5.2 below, at any time, the Holders shall have the right at any time following the three month anniversary of the Closing Date and prior to January 1, 2011 to require the Company to file a registration statement under the Securities Act covering an aggregate number of Registrable Securities of not less than 10% of the total position of Holders at closing (or, if less, all remaining securities so held) (as such number may be adjusted for any stock dividend, stock split or combination of shares or in connection with a reclassification, recapitalization, merger, consolidation or other reorganization), by delivering a written request therefor to the Company specifying the number of Registrable Securities to be included in such registration by such Holders and the intended method of distribution of such Registrable Securities. All such requests by any Holder pursuant to this Section 5.1(a)(i) are referred to as “Demand Registration Requests,” and the registrations so requested are referred to as “Demand Registrations” (with respect to any Demand Registration, the Holders making such demand for registration being referred to as the “Initiating Holders”). As promptly as practicable, but no later than five days after receipt of a Demand Registration Request, the Company shall give written notice (the “Demand Exercise Notice”) of such Demand Registration Request to all Holders of record of Registrable Securities.

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(ii) The Company, subject to Sections 5.3 and 5.6, shall include in a Demand Registration (x) the Registrable Securities of the Initiating Holders and (y) the Registrable Securities of any other Holder of Registrable Securities which shall have made a written request to the Company for inclusion in such registration (together with the Initiating Holders, the “Participating Holders”) (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Participating Holders) within 10 days after the receipt of the Demand Exercise Notice.

(iii) The Company shall, as expeditiously as possible but subject to Section 5.1(b), use its commercially reasonable efforts to (x) effect such registration under the Securities Act of the Registrable Securities which the Company has been so requested to register, for distribution in accordance with such intended method of distribution and (y) if requested by the Majority Participating Holders, obtain acceleration of the effective date of the registration statement relating to such registration as promptly as practicable following such request.

(b) Notwithstanding anything to the contrary in Section 5.1(a), the Demand Registration rights granted in Section 5.1(a) to the Holders are subject to the following limitations: (i) the Company shall not be required to cause a registration pursuant to Section 5.1(a)(i) to be declared effective within a period of 180 days after the effective date of any other registration statement of the Company filed pursuant to the Securities Act; (ii) if the Board of Directors, in its good faith judgment, determines that any registration of Registrable Securities should not be made or continued because it would materially interfere with any material financing, acquisition, corporate reorganization or merger or other material transaction or event involving the Company or any of its subsidiaries (a “Valid Business Reason”), the Company may postpone filing a registration statement or withdraw a registration statement relating to a Demand Registration Request until such Valid Business Reason no longer exists, but in no event for more than 120 days in the aggregate in any twelve-month period (such period of postponement or withdrawal under this clause (ii), the “Postponement Period”); and the Company shall give written notice of its determination to postpone or withdraw a registration statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof; (iii) the Company shall not be obligated to effect more than three Demand Registrations under Section 5.1(a) for all Holders and each Demand Registration Request shall have been made prior to January 1, 2011; and (iv) the Company shall not be required to effect a Demand Registration unless the Registrable Securities to be included in such registration have an aggregate anticipated offering price of at least $125,000,000 (based on the then-current market price of the Common Stock).

If the Company shall give any notice of postponement or withdrawal of any registration statement pursuant to clause (ii) above, the Company shall not, during the period of postponement or withdrawal, register any equity security of the Company, other than pursuant to a registration statement on Form S-4 or S-8 (or an equivalent registration form then in effect). Each Holder of Registrable Securities agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw any registration statement pursuant to clause (ii) above, such Holder will discontinue its disposition of Registrable Securities pursuant to such registration statement and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s

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possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. If the Company shall have withdrawn or prematurely terminated a registration statement filed under Section 5.1(a)(i) pursuant to clause (ii) above or as a result of any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court for any reason not attributable to the Participating Holders, the Company shall not be considered to have effected an effective registration for the purposes of this Agreement until the Company shall have filed a new registration statement covering the Registrable Securities covered by the withdrawn registration statement and such registration statement shall have been declared effective. If the Company shall give any notice of withdrawal or postponement of a registration statement, the Company shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than 120 days after the date of the postponement or withdrawal), use its commercially reasonable best efforts to effect the registration under the Securities Act of the Registrable Securities covered by the withdrawn or postponed registration statement in accordance with this Section 5.1 (unless the Initiating Holders shall have withdrawn such request, in which case the Company shall not be considered to have effected an effective registration for the purposes of this Agreement).

(c) In the event that a registration statement filed under Section 5.1(a)(i) is abandoned or withdrawn at the request of the Majority Participating Holders, the Initiating Holder’s request for registration pursuant to this Section 5.1 shall be counted for purposes of the Demand Registration Requests to which the Holders are entitled pursuant to this Section 5.1.

(d) The Company, subject to Sections 5.2 and 5.6, shall be entitled to include in any registration statement and offering made pursuant to Section 5.1(a)(i) any shares of Common Stock that are entitled to be included in such registration pursuant to the exercise of piggyback rights that are in existence on the date of this Agreement or that predate, or are not inconsistent with the rights granted in, or otherwise in conflict with the terms of, this Agreement (“Piggyback Rights”); provided, however, that such inclusion shall be permitted only to the extent that it is pursuant to and subject to the terms of the underwriting agreement or arrangements, if any, entered into by the Participating Holders or in accordance with the Company’s contractual obligations under existing contracts.

(e) In connection with any Demand Registration, the Company shall have the right to designate the lead managing underwriter in connection with such registration and each other managing underwriter for such registration, provided that in each case, each such underwriter is reasonably satisfactory to the Majority Participating Holders, and such underwriter shall agree with the Company not to knowingly sell securities in any underwritten offering that represent in excess of 1% of the then outstanding Common Stock to any person or “group” (as such term is used in Section 13d-5 of the Exchange Act, as currently in effect).

5.2. Shelf Registration.

(a) At its sole option, the Company may file with the SEC a registration statement on Form S-3 (the “Shelf Registration Statement”) relating to the offer and sale of all Registrable Securities held by the Holders to the public, from time to time, on a delayed or continuous basis

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pursuant to Rule 415 (or any successor provision) of the Securities Act (the “Shelf Registration”). The Company will deliver written notice to each Holder of its intent to file the Shelf Registration Statement at least 20 days prior to the initial filing and will use its commercially reasonable efforts to keep the Shelf Registration Statement continuously effective and not to suspend use of the prospectus included therein to be usable by the Holders until the earlier of (i) the date all shares requested to be included therein are no longer Registrable Securities or (ii) the date all Holders have disposed of all Registrable Securities included therein.

(b) If the Board of Directors, in its good faith judgment, determines that the shelf registration of Registrable Securities pursuant to the Shelf Registration Statement should not be continued for any Valid Business Reason, the Company may suspend the Shelf Registration Statement until such Valid Business Reason no longer exists, but in no event for more than 120 days in any twelve-month period and the Company shall give written notice of its determination to suspend the Shelf Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof. After the Valid Business Reason no longer exists and without any further request from any Holder, the Company shall as promptly as reasonably practicable prepare any required post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c) Any remaining Demand Registration rights of the Holders pursuant to Section 5.1 shall be suspended while a Shelf Registration Statement is either effective or suspended in accordance with Section 5.2(b) above.

5.3. Allocation of Securities Included in Registration Statement.

(a) If any requested registration made pursuant to Section 5.1 involves an underwritten offering and the lead managing underwriter of such offering, who shall be selected by the Company in accordance with Section 5.1 (e) (the “Manager”), shall advise the Company that, in its view, the number of securities requested to be included in such registration by the Holders of Registrable Securities or any other persons (including those shares of Common Stock requested by the Company to be included in such registration) exceeds the largest number (the “Section 5.3(a) Sale Number”) that can be sold in an orderly manner in such offering within a price range acceptable to the Majority Participating Holders, the Company shall use its commercially reasonable efforts to include in such registration:

(i) first, all Registrable Securities requested to be included in such registration by the holders thereof; provided, however, that, if the number of such Registrable Securities exceeds the Section 5.3(a) Sale Number, the number of such Registrable Securities (not to exceed the Section 5.3(a) Sale Number) to be included in such registration shall be allocated on a pro rata basis among all holders requesting that Registrable Securities be included in such registration, based

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on the number of Registrable Securities then owned by each such holder requesting inclusion in relation to the number of Registrable Securities owned by all holders requesting inclusion; and

(ii) second, to the extent that the number of securities to be included pursuant to clause (i) of this Section 5.3(a) is less than the Section 6.3(a) Sale Number, the remaining shares to be included in such registration shall be allocated among all holders requesting that securities be included in such registration pursuant to the exercise of Piggyback Rights (“Piggyback Shares”), with such allocation among holders requesting the registration of Piggyback Shares to be determined pursuant to and in accordance with the registration rights agreements providing for such Additional Piggyback Rights, up to the Section 6.3(a) Sale Number; and

(iii) third, to the extent that the number of securities to be included pursuant to clauses (i) and (ii) of this Section 5.3(a) is less than the Section 5.3(a) Sale Number, any securities that the Company proposes to register, up to the Section 5.3(a) Sale Number.

If, as a result of the proration provisions of this Section 5.3(a), any Holder shall not be entitled to include all Registrable Securities in a registration that such Holder has requested be included, such Holder may elect to withdraw its request to include Registrable Securities in such registration or may reduce the number requested to be included; provided, however, that (x) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (y) such withdrawal shall be irrevocable and, after making such withdrawal, such Holder shall no longer have any right to include Registrable Securities in the registration as to which such withdrawal was made.

5.4. Registration Procedures. If and whenever the Company is required by the provisions of this Agreement to use its commercially reasonable efforts to effect or cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible:

(a) prepare and file with the SEC a registration statement on an appropriate registration form of the SEC for the disposition of such Registrable Securities in accordance with the intended method of disposition of such Registrable Securities, which form shall be selected by the Company and shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith, and the Company shall use its commercially reasonable efforts to cause such registration statement to become and remain effective (provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, or any free writing prospectus related thereto, the Company will furnish to one counsel for the Holders (selected by the Majority Participating Holders) and the lead managing underwriter, if any, copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which the holders of a majority of the Registrable Securities covered by such registration statement or the underwriters, if any, shall reasonably object;

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(b) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for such period as any seller of Registrable Securities pursuant to such registration statement shall request, provided that, in the case of a Demand Registration, the Company shall be obligated to keep such a registration statement effective only for 90 days or until all of the Registrable Securities registered on such registration statement have been disposed of (if earlier), and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Registrable Securities covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

(c) furnish, without charge, to each seller of such Registrable Securities and each underwriter, if any, of the securities covered by such registration statement such number of copies (if any) of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus) in conformity with the requirements of the Securities Act, and other documents, as such seller and underwriter may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller (the Company hereby consenting to the use in accordance with all applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus or supplement thereto) by each such seller of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such registration statement or prospectus):

(d) use its commercially reasonable efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or “blue sky” laws of such jurisdictions as any sellers of Registrable Securities or any managing underwriter, if any, shall reasonably request in writing, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers or underwriter, if any, to consummate the disposition of the Registrable Securities in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (c), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

(e) promptly notify each Holder selling Registrable Securities covered by such registration statement and each managing underwriter, if any: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto, any post-effective amendment to the registration statement or any free writing prospectus has been filed and/or used and, with respect to the registration statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the SEC of any stop order suspending the

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effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose; (v) of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto, any document incorporated therein by reference, any free writing prospectus or the information conveyed to any purchaser at the time of sale to such purchaser containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by any underwriting agreement, securities sale agreement, or other similar agreement, relating to the offering shall cease to be true and correct in all material respects; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller and each underwriter, if any, a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

(f) (i) cause all such Registrable Securities covered by such registration statement to be listed on the principal securities exchange on which similar securities issued by the Company are then listed (if any), if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) if no similar securities are then so listed, to either cause all such Registrable Securities to be listed on a national securities exchange or to secure designation of all such Registrable Securities as a Nasdaq National Market “national market system security” within the meaning of Rule 11Aa2-1 of the Exchange Act or, failing that, secure Nasdaq National Market authorization for such shares and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Registrable Securities in order to facilitate the managing underwriter’s arranging for the registration of at least two market makers as such with respect to such shares with the National Association of Securities Dealers, Inc. (the “NASD”);

(g) provide and cause to be maintained a transfer agent and registrar for all such Registrable Securities covered by such registration statement not later than the effective date of such registration statement;

(h) enter into such customary agreements (including, if applicable, an underwriting agreement) and take such other actions as the Majority Participating Holders shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (it being understood that the Holders of the Registrable Securities which are to be distributed by any underwriters shall be parties to any such underwriting agreement and may, at their option, require that the Company make to and for the benefit of such Holders the representations, warranties and covenants of the Company which are being made to and for the benefit of such underwriters);

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(i) in the case of any underwritten offering of Registrable Securities, use its commercially reasonable efforts to obtain an opinion from the Company’s counsel and a “cold comfort” letter from the Company’s independent public accountants in customary form and covering such matters as are customarily covered by such opinions and “cold comfort” letters delivered to underwriters in underwritten public offerings, which opinion and letter shall be reasonably satisfactory to the underwriter and furnish to each Holder participating in the offering and to each underwriter a copy of such opinion and letter addressed to such Holder or underwriter;

(j) deliver promptly to each Holder participating in the offering and each underwriter, if any, copies of all correspondence between the SEC and the Company, its counsel or auditors and all memoranda relating to discussions with the SEC or its staff with respect to the registration statement, other than those portions of any such memoranda which contain information subject to attorney-client privilege with respect to the Company, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Registrable Securities covered by such registration statement, by any underwriter, if any, participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller or any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(k) use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

(l) provide a CUSIP number for all Registrable Securities, not later than the effective date of the registration statement;

(m) cooperate with the sellers of Registrable Securities and the managing underwriter, if any, to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Registrable Securities to be sold and cause such Registrable Securities to be issued in such denominations and registered in such names in accordance with the underwriting agreement prior to any sale of Registrable Securities to the underwriters or, if not an underwritten offering, in accordance with the instructions of the sellers of Registrable Securities at least three business days prior to any sale of Registrable Securities and instruct any transfer agent and registrar of Registrable Securities to release any stop transfer orders in respect thereof;

(n) take all such other commercially reasonable actions as are necessary or advisable in order to expedite or facilitate the disposition of such Registrable Securities;

(o) take all commercially reasonable action to ensure that any free writing prospectus utilized in connection with any registration covered by Section 5.1 complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, prospectus supplement and related

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documents, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(p) in connection with any underwritten offering, if at any time the information conveyed to a purchaser at the time of sale includes any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, promptly file with the SEC such amendments or supplements to such information as may be necessary so that the statements as so amended or supplemented will not, in light of the circumstances, be misleading.

It is a condition precedent to the Company’s obligations under this Section 5.4 that each seller of Registrable Securities as to which any registration is being effected furnish the Company such information in writing regarding such seller and the distribution of such Registrable Securities as the Company may from time to time reasonably request.

Each seller of Registrable Securities agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 5.4, such seller will discontinue such seller’s disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such seller’s receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 5.4 and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such seller’s possession of the prospectus covering such Registrable Securities that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this Section 5.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 5.4.

If any such registration statement or comparable statement under “blue sky” laws refers to any Holder by name or otherwise as the holder of any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder and the Company, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not in the judgment of the Company, as advised by counsel, required by the Securities Act or any similar federal statute or any state “blue sky” or securities law then in force, the deletion of the reference to such Holder.

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5.5 Registration Expenses.

(a) Subject to Section 5.1(c), the Company shall pay all Expenses with respect to any Demand Registration whether or not it becomes effective or remains effective for the period contemplated by Section 5.4(b). The Company shall also pay all Expenses with respect to any shelf registration pursuant to Section 5.2.

(b) Notwithstanding the foregoing, (x) the provisions of this Section 5.5 shall be deemed amended to the extent necessary to cause these expense provisions to comply with “blue sky” laws of each state in which the offering is made and (y) in connection with any registration hereunder, each Holder of Registrable Securities being registered shall pay all underwriting discounts and commissions and any transfer taxes, if any, attributable to the sale of such Registrable Securities, pro rata with respect to payments of discounts and commissions in accordance with the number of shares sold in the offering by such Holder, and (z) the Company shall, in the case of all registrations under this Article 5, be responsible for all its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties).

5.6. Certain Limitations on Registration Rights. In the case of any registration under Section 5.1 pursuant to an underwritten offering, all securities to be included in such registration shall be subject to an underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person’s securities on the basis provided therein and, subject to Section 5.1, completes and executes all reasonable questionnaires, and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such Person’s securities.

5.7. Limitations on Sale or Distribution of Other Securities.

(a) Each seller of Registrable Securities agrees that, to the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 5.1, not to sell, transfer or otherwise dispose of, including any sale pursuant to Rule 144 under the Securities Act, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, not to exceed 180 days, and the Company hereby (i) also so agrees (except that the Company may effect any sale or distribution of any such securities pursuant to a registration on Form S-4 or Form S-8, or any successor or similar form which is then in effect or upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent) and (ii) agrees to use its commercially reasonable efforts to cause each holder of any equity security or any security convertible into or exchangeable or exercisable for any equity security of the Company purchased from the Company at any time other than in a public offering so to agree. Each seller of Registrable Securities also agrees that, to the extent requested in writing by a managing underwriter of any underwritten public offering effected by the Company for its own account, it will not sell any Common Stock (other than as part of such underwritten public offering) during the time period reasonably requested by the managing underwriter, which period shall not exceed 30 days.

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(b) The Company hereby agrees that, to the extent requested in writing by a managing underwriter, if any, of any registration effected pursuant to Section 5.1, if it shall previously have received a request for registration pursuant to Section 5.1, and if such previous registration shall not have been withdrawn or abandoned, the Company shall not sell, transfer, or otherwise dispose of, any Common Stock, or any other equity security of the Company or any security convertible into or exchangeable or exercisable for any equity security of the Company (other than as part of such underwritten public offering, a registration on Form S-4 or Form S-8 or any successor or similar form which is then in effect or upon the conversion, exchange or exercise of any then outstanding Common Stock Equivalent), until a period of 90 days shall have elapsed from the effective date of such previous registration.

5.8. No Required Sale. Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Holder to sell any Registrable Securities pursuant to any effective registration statement.

5.9. Indemnification.

(a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article 5, the Company will, and hereby agrees to, indemnify and hold harmless, to the fullest extent permitted by law, each Holder of Registrable Securities, its directors, officers, fiduciaries, employees, stockholders, members or general and limited partners (and the directors, officers, employees and stockholders thereof), each other Person who participates as an underwriter or a Qualified Independent Underwriter, if any, in the offering or sale of such securities, each officer, director, employee, stockholder, fiduciary, managing director, agent, affiliates, consultants, representatives, successors, assigns or partner of such underwriter or Qualified Independent Underwriter, and each other Person, if any, who controls such Holder or any such underwriter within the meaning of the Securities Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (iii) any untrue statement or alleged untrue statement of a

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material fact in the information conveyed to any purchaser at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iv) any violation by the Company of any federal, state or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that (notwithstanding Section 6.1 hereof) the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus or free writing prospectus in reliance upon and in conformity with (i) written information furnished to the Company by or on behalf of such indemnified party specifically for use therein and (ii) information relating to Virgin Mobile and its subsidiaries for the period prior to its acquisition by the Company. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by as on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(b) Each Holder of Registrable Securities that are included in the securities as to which any registration under Section 5.1 is being effected shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 5.9) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their respective directors, officers, fiduciaries, managing directors, employees, agents, affiliates, consultants, representatives, successors, assigns, general and limited partners, stockholders and respective controlling Persons with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder specifically for use therein, and shall reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the liability of any Holder pursuant to this subsection (b) shall not exceed the product of (i) the number of shares sold by such Holder in such registration and (ii) the public offering price of such shares as set forth in the applicable prospectus. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 5.9 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any state securities and “blue sky” laws.

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(d) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 5.9, but the failure of any such Person to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 5.9, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any such Person otherwise than under this Article 5. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, which consent shall not be unreasonably withheld, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e) To the extent the foregoing indemnity is held by a court to be unavailable for reasons of public policy in the United States to hold harmless an indemnified party under Sections 5.9(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or

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payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.9(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 5.9(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Holder’s obligation to contribute pursuant to this subsection (e) shall not exceed the product of (i) the number of shares sold by such Holder in such registration and (ii) the public offering price of such shares as set forth in the applicable prospectus.

(f) The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party.

(g) The indemnification and contribution required by this Section 5.9 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

5.10. Free Writing Prospectuses.

Each Holder represents and agrees that, unless it obtains the prior consent of the Company, it has not made and will not make any offer relating to the Registrable Securities that would constitute a “free writing prospectus,” as defined in Rule 405 under the Securities Act, required to be filed with the Commission.

5.11. Termination of Registration Rights.

The rights of any Holder under Article 5 of this Agreement shall terminate (and such person shall cease to be a Holder for the purposes of Article 5 of this Agreement) on the date that

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such Holder (and persons included within such Holder pursuant to Rule 144(a)(2) under the Securities Act) Beneficially Owns Registrable Securities that constitute less than 1% of the total number of outstanding shares of Common Stock; provided, that no such termination shall affect any previously accrued rights under Article 5.

ARTICLE VI

Underwritten Offerings

6.1. Requested Underwritten Offerings. If requested by the underwriters for any underwritten offering by the Holders pursuant to a registration requested under Section 6.1, the Company shall enter into a customary underwriting agreement with the Participating Holders and the underwriters. Such underwriting agreement shall be satisfactory in form and substance to the Majority Participating Holders and the Company and shall contain such representations and warranties by, and such other agreements on the part of, the Company and such other terms as are generally prevailing in agreements of that type, including, without limitation, indemnities and contribution agreements on substantially the same terms as those contained herein. Any Holder participating in the offering shall be a party to such underwriting agreement and may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holder and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Holder; provided, however, that the Company shall not be required to make any representations or warranties with respect to written information specifically provided in writing by a selling Holder for inclusion in the registration statement and shall not be required to indemnify any Holder except on the basis provided in Section 5.9 hereof. No Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Holder, its ownership of and title to the Registrable Securities, and its intended method of distribution; and any liability of such Holder to any underwriter or other Person under such underwriting agreement shall be limited to liability arising from breach of its representations and warranties and shall be limited to an amount equal to the proceeds (net of expenses and underwriting discounts and commissions) that it derives from such registration.

ARTICLE VII

General

7.1. Rule 144. The Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities Act), to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (A) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the SEC.

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7.2. Nominees for Beneficial Owners. If Registrable Securities are held by a nominee for the Beneficial Owner thereof, the Beneficial Owner thereof may, at its option, be treated as the Holder of such Registrable Securities for purposes of any request or other action by any Holder or Holders of Registrable Securities contemplated by this Agreement (provided that the Company shall have received assurances reasonably satisfactory to it of such Beneficial Ownership).

7.3 NASDAQ Listing. The Company shall use its commercially reasonable efforts to cause the shares of Common Stock to be issued in the Transaction to be approved for quotation on the NASDAQ National Market, subject to official notice of issuance, prior to the Closing Date.

ARTICLE VIII

Miscellaneous

8.1. Effectiveness; Termination.

This Agreement shall become effective on the Closing Date and shall terminate on January 1, 2012, except for those provisions which by their terms terminate earlier; provided, that no such termination shall affect any previously accrued rights.

8.2. Assignment; Joinder; Third Party Beneficiaries.

(a) This Agreement shall be binding on and inure to the benefit of and be enforceable by the parties hereto and their respective successors and permitted assigns.

(b) Notwithstanding Article III or Section 4.1(b) of this Agreement, each Holder may make a Disposal of all or any portion of such Holder’s Common Stock to one or more of its Affiliates (a “Permitted Transferee”), provided that if such Permitted Transferee is not already a party to this Agreement it shall deliver to the Company on or before the date of such Disposal a duly executed Joinder Agreement in the Form attached as Exhibit B. Upon receipt of such duly executed Joinder Agreement, the Company shall update Exhibit A to this Agreement to include such Permitted Transferee, which will become a party to this Agreement and a Holder and have all rights and obligations as a Holder hereunder.

(d) Branson agrees that he shall be deemed a Holder for purposes of Article IV, Article VII and Article VIII of this Agreement.

(e) Except as expressly provided in this Section 8.2, a person who is not a party to this Agreement (or a successor of a party to this agreement) shall not have any rights hereunder.

8.3. Fees and Expenses. Each party hereto shall pay the fees and expenses of its investment banking advisors, attorneys, accountants and other advisors, if any, and all other

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expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement other than with respect to the expenses contemplated by Section 5.5.

8.4. Confidentiality.

(a) Each Holder agrees to treat information received from the Company pursuant to the Company’s obligations under this Agreement as confidential; provided, however that (a) such Holder shall not be restricted from making disclosure of such information if and to the extent that such disclosure is required by law or administrative regulation or by the regulation of any stock exchange, and (b) if such Holder is required by a court or administrative agency to disclose any of such information with respect to this Agreement (an “Information Request”), such Holder shall promptly notify the Company of such requirement so that the Company may at its own expense oppose such requirement or seek a protective order and request confidential treatment of such information. It is agreed that, if the party receiving the Information Request is nonetheless compelled to disclose the information, such party may disclose such portion of the information which is legally required without liability hereunder.

(b) A Holder will not be required to treat information received from the Company pursuant to this Agreement as confidential under Section 8.4(a) above if such information (i) was already available to, or in the possession of, such Holder prior to its disclosure by, or at the direction of, the Company pursuant to this Agreement, (ii) is or becomes available in the public domain on or after the date of this Agreement (other than as a result of disclosure by such Holder), or (iii) is acquired from a person who is not known by the Company to be in breach of an obligation of confidentiality to the Company.

(c) Each Holder further acknowledges that it is aware of its obligations pursuant to the U.S. securities laws not to trade on the basis of any material, non-public information that it may receive from the Company pursuant to this Agreement.

(d) Each Holder and its Related Persons will not issue any press release or make any public statement whatsoever concerning this Agreement and the matters addressed in Article IV hereof except as permitted under Section 4.1(j).

8.5. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect.

8.6. Specific Enforcement; No Right to Terminate.

(a) The parties hereto acknowledge and agree that irreparable damage would occur in the event that any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached, and further acknowledge and agree that money damages are an inadequate remedy for the breach of this Agreement because of the difficulty of ascertaining the amount of damage that would be suffered in the event of such breach. Each party accordingly

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agrees that each of the other parties shall be entitled to obtain specific performance of any provision of this Agreement and injunctive or other equitable relief to prevent or cure breaches of any provision of this Agreement, this being in addition to any other remedy to which they may be entitled by law or equity. Each party further agrees that no bond shall be required as a condition to the granting of any such relief.

(b) The parties hereto further agree that they shall not be permitted or have the right to terminate or suspend performance of any provision of this Agreement, it being agreed that all provisions of this Agreement shall continue and be specifically enforceable in all events and under all circumstances regardless of any events, occurrences, actions or omissions before or after the date of this Agreement. In furtherance of the foregoing, the parties hereto agree that they shall not be permitted to, and shall not, bring any claim seeking to terminate or suspend performance of any provision of this Agreement or seeking any determination that any provision of this Agreement (including, without limitation, this Section 8.6) is invalid, inapplicable or unenforceable.

8.7. Consent to Jurisdiction; Appointment of Agent for Service of Process.

(a) This Agreement shall be construed and enforced in accordance with, and the rights and obligations of the parties hereto shall be governed by, the laws of the State of Delaware, without giving effect to the conflicts of law principles thereof.

(b) Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and the United States of America located in the County of New Castle for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby (and agrees not to commence any action or proceeding relating thereto except in such courts), and further agrees that service of any process, summons, notice or document by U.S. registered mail to its respective address set forth in Section 8.9 shall be effective service of process for any action or proceeding brought against it in any such court. Each of the parties hereto hereby irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding arising out of this Agreement or the transactions contemplated hereby in the courts of the State of Delaware or the United States of America located in the County of New Castle, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

(c) Not later than five days after the date hereof, each Holder shall provide notice to the other parties of a person or entity reasonably satisfactory to the Company who or which has been designated, appointed and empowered by such Holder as its designee, appointee and agent to receive and accept for and on its behalf, and its properties, assets and revenues, service of any and all legal process, summons, notices and documents that may be served in any action, suit or proceeding brought against such Holder in any such United States federal or state court with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement and that may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. Each Holder futher agrees that, if it fails to give such

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notice timely, then unless and until such notice is provided, service on Corporation Trust Company, with offices currently at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801 shall be sufficient for all purposes hereunder. If for any reason such designee, appointee and agent hereunder shall thereafter cease to be available to act as such, such Holder agrees to designate a new designee, appointee and agent in the State of Delaware on the terms and for the purposes of this Section 8.7 reasonably satisfactory to the Company. Each Holder further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Company by serving a copy thereof upon the relevant agent for service of process referred to in this Section 8.7 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service). Each Holder agrees that the failure of any such designee, appointee and agent to give any notice of such service to them shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon.

8.8. Entire Agreement. This Agreement contains the entire understanding of the parties hereto with respect to the matters covered hereby and this Agreement may be amended only by an agreement in writing executed by the parties hereto or their respective successors or assigns.

8.9. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be effective (i) when personally delivered or delivered by telex (with correct answer-back received) or telecopy on a business day during normal business hours with confirmation postmarked the same day, at the address or number designated below or (ii) on the business day following the date of mailing by overnight courier, fully prepaid, addressed to such address, whichever shall first occur. The addresses for such communications shall be:

If to the Company:

NTL Incorporated

909 Third Avenue, Suite 2863

New York, New York 10022

Attention: General Counsel

Facsimile: 212 752-1157

with copies (which shall not constitute notice) to:

Fried, Frank, Harris, Shriver & Jacobson LLP

One New York Plaza

New York, New York 10004

Attn.: Arthur Fleischer

Attn: Robert Mollen

Facsimile: (212) 859-4000

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and

NTL Incorporated

Bartley Wood Business Park

Bartley Way, Hook

Hampshire RG27 9UP

Attn. : General Counsel

Facsimile: (44) 1256 754 501

If to any Holder, the address specified next to such Holder’s name on Exhibit A hereto with a copy (which shall not constitute notice) to:

Herbert Smith LLP

Exchange House

Primrose Street

London EC2A 2HS

Attn. : Gareth Roberts

Attn. : Jim Wickenden

Facsimile: (44) 20 7374 0888

Any party hereto may from time to time change its address for notices under this Section 8.9 by giving at least 10 days notice of such changed address to the other parties hereto.

8.10. Waivers.

(a) This Agreement may be amended, waived, modified as supplemented only by written agreement of the Company and the Majority Holders.

(b) No waiver by either party of any breach of any provision of this Agreement shall be deemed to be a continuing waiver in the future thereof or a waiver of any other provision hereof; nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

8.11. Headings. The headings herein are for convenience only, do not constitute a part of this Agreement, and shall not be deemed to limit or affect any of the provisions hereof.

8.12. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same instrument. This Agreement shall become effective when original counterparts of this Agreement shall have been duly executed and delivered by all parties.

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IN WITNESS WHEREOF, the parties have executed this Agreement or have caused this Agreement to be duly executed by their respective authorized officers as of the date first set forth above.

NTL Incorporated

By:
Name:
Title:

Virgin Entertainment Investment Holdings Limited

By:
Name:
Title:

By:
Name:
Title:

Sir Richard Branson

Sir Richard Branson

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EXHIBIT A

Holder	Holder’s Initial Holding	Address for Notice Pursuant to Section 8.9
Virgin Entertainment Investment Holdings Limited	34,260,959	120 Campden Hill Road London W8 7AR Attention: General Counsel Fax: +44 (0)20 7313 2085

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EXHIBIT B

[Form of]

JOINDER AGREEMENT

The undersigned is executing and delivering this Joinder Agreement pursuant to the Investment Agreement dated April 3, 2006 (the “Investment Agreement”), among NTL Incorporated (the “Company”), the Holders named therein and, for certain purposes, Richard Branson.

By executing and delivering this Joinder Agreement to the Company, the undersigned hereby agrees to become a party to, to have the benefits of, to be bound by, and to comply with the provisions of the Investment Agreement as a Holder in the same manner as if the undersigned were an original signatory to such agreement.

Notices pursuant to Section 8.9 of the Investment Agreement may be given to the undersigned at the address and facsimile number below, or otherwise as the undersigned may notify to the other Parties pursuant to Section 8.9.

This Agreement is governed by Delaware law. The parties agree that the court of the State of Delaware and the United States of America located in the County of New Castle, is to have jurisdiction to settle any disputes which may arise out of, or in connection with this Agreement and irrevocably submit to the jurisdiction of this court.

Accordingly, the undersigned has executed and delivered this Joinder Agreement as of the              day of                     , 200[  ].

[SIGNATORY]

By:
Name:
Title:

Address:

Attention:
Telephone: ( ) -
Telecopy: ( ) -